UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2007
Date of Report (Date of earliest event reported)

CELLCYTE GENETICS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52238	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 318, 470 Granville Street, Vancouver, British Columbia, Canada	V6C 1V5
(Address of principal executive offices)	(Zip Code)

(604) 719-8129
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry Into a Material Definitive Agreement.

On March 14 2007, CellCyte Genetics Corporation (formerly "Shepard Inc."; the "Company") entered into a formal Share Exchange Agreement (the "Share Exchange Agreement) with each of CellCyte Genetics Corporation (Washington) ("CellCyte") and the shareholders of CellCyte (the "Vendors") in connection with the proposed acquisition by the Company from the Vendors of all of the issued and outstanding shares of CellCyte (the "Purchased Shares"; and collectively, the "CellCyte Acquisition"). The Share Exchange Agreement formalizes and replaces that certain Agreement In Principle, dated for reference January 29, 2007 (the "AIP"), as required by the terms of the AIP; and which AIP was the subject of and attached to the Company's recent Current Report dated February 1, 2007. The following summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement; a copy of which is filed as an exhibit hereto.

The total purchase price for the Purchased Shares consists of 16,000,000 restricted common shares in the capital of the Company at a deemed issuance price of $1.50 per common share. In addition, and under the terms of the Share Exchange Agreement, and as contemplated under the AIP: (i) Robert Harris, a current director of the Company, is required to transfer at closing an aggregate of 18,750,000 restricted common shares in the capital of the Company held by him to the order and direction of the Vendors at a transfer price of $0.001 per common share; and (ii) in addition, certain existing shareholders of the Company are required to transfer at closing an aggregate of 2,500,000 unrestricted common shares in the capital of the Company to the order and direction of the Vendors at a similar transfer price of $0.001 per common share.

Under the terms of the Share Exchange Agreement, and as contemplated under the AIP, the Company, on its behalf and on behalf of certain investors (each a "Lender"), has now loaned to CellCyte (the "Loan") the aggregate principal sum of $1,000,000. Interest on such Loan now accrues at a rate of 5% per annum, compounded semi-annually and not in advance, and the Loan matures 120 calendar days from the date of the advancement of the principal sum. The principal sum and interest on the Loan have been secured by way of a senior, subordinated (subordinated only to CellCyte's existing bank indebtedness), fixed and floating charge on all of the assets of CellCyte. Under the terms of the Share Exchange Agreement, as also contemplated under the AIP, each of the Lenders will have the right and option, exercisable until the close of business on the date of maturity of the Loan, to convert any principal sum, interest or any other sum owing under the Loan to such Lender into units of the Company (each a "Loan Unit"), at a deemed conversion price of $1.50 per Loan Unit, with each Loan Unit being comprised of one common share and one non-transferable share purchase warrant of the Company (each a "Loan Warrant") exercisable for a period ending on the earlier of 18 months from the date of issuance of the Loan Units and 12 months from the effective date of the Company's proposed registration statement, if any, to be filed to register the common shares underlying the Loan Warrants, at Loan Warrant exercise price of $3.00 per Loan Warrant common share. The Lenders will have the right to convert after the date of maturity at the discretion of the Company.

Under the terms of the Share Exchange Agreement, and as contemplated under the AIP, at the closing of the proposed CellCyte Acquisition an aggregate of up to $1,017,088 in principal and interest currently owing by CellCyte to certain of its creditors is expected to be settled through the issuance of units of the Company at the same deemed price and on the same terms and conditions as set forth for the Loan Units of the Company as described above.

At the closing of the proposed CellCyte Acquisition it will also be required that all outstanding options to acquire shares in the capital of CellCyte, approximately 2,000,000 in the aggregate, be exchanged for options to acquire an equivalent number of shares in the capital of the Company at an exercise price of $1.50 per share, and that such CellCyte options to acquire shares in the capital of CellCyte be cancelled. In addition, all outstanding warrants to acquire shares in the capital of CellCyte, approximately 205,000, will also be required to be exchanged for warrants to acquire shares in the capital of the Company at a cashless exercise price of $1.50 per share, and that the warrants to acquire shares in the capital of CellCyte also be cancelled.

In accordance with the terms of the Share Exchange Agreement, and as contemplated under the AIP, the Company has agreed to raise, by way of a private placement of common shares or units of the Company (the "Private Placement"), a minimum of $5,000,000 and a maximum of $6,500,000 at a subscription price of not less than $1.50 per common share or unit (each a "Unit"), with each Unit being comprised of not greater than one common share and one non-transferable share purchase warrant of the Company (each a "Warrant"), with each Warrant being exercisable for not greater than one additional common share of the Company on the same terms and conditions for exercise as set forth for the Loan Warrants. Not less than $4,000,000 from the Private Placement is to be advanced by the Company to CellCyte at the closing of the proposed purchase and sale of the Purchased Shares, and the parties have also agreed that up to $1,000,000 from the Private Placement may take the form of the Loan which may be converted for Loan Units in the manner set forth above.

Each of the parties to the Share Exchange Agreement has agreed that they will not, until the earlier of the closing of the CellCyte Acquisition or the termination of the Share Exchange Agreement, approach or consider any other potential purchasers, or entertain or accept any offer or proposal for the proposed sale of any interest in the Purchased Shares or the assets or the respective business interests of the Company or CellCyte, as the case may be, without the prior written consent of the other party.

The Share Exchange Agreement contains customary representations and warranties, closing and termination provisions. The closing of the proposed CellCyte Acquisition is subject to the satisfaction of a number of conditions customary for transactions of this type and including, without limitation, the delivery of all required documentation, the completion of due diligence by each of the parties, the receipt of all applicable consents and approvals, the closing of the minimum portion of the required Private Placement (of which $5,971,751 has already been provided into trust) and the closing of the CellCyte Acquisition on or before April 30, 2007. In addition, and in the event that a party is in default under any of the provisions of the Share Exchange Agreement, the non-defaulting party may give notice to the defaulting party in respect of such default and within 14 calendar days of such notice, the defaulting party is required to either (i) cure the default or commence proceedings to cure the default or (ii) give the non-defaulting party notice that it denies that such default has occurred and that it is submitting the question to arbitration in accordance with the terms of the Share Exchange Agreement.

The Company is informed that CellCyte, a Washington State company, is an emerging biotechnology company which is in the principle business of the discovery and development of breakthrough stem cell enabling therapeutics products.

The Share Exchange Agreement is being filed as Exhibit 10.1 to this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1

Share Exchange Agreement among CellCyte Genetics Corporation, CellCyte Genetics Corporation (Washington) and the Vendors of CellCyte Genetics Corporation (Washington) dated for reference as fully executed on March 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CELLCYTE GENETICS CORPORATION /s/ "Robert Harris"
DATE: March 14, 2007.	______________________________________ Robert Harris A director

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